EXECUTION COPY

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT dated as of October 12, 2010 (this “Agreement”), by and between DISCOVERY LABORATORIES, INC., a Delaware corporation (“Company”), and PHARMABIO DEVELOPMENT INC., a North Carolina corporation (“Investor”).

The Investor hereby confirms its agreement with the Company as follows:

1.           Offering and sale of the Units.  (a)           The Company has authorized the sale and issuance (the “Unit Purchase”) to the Investor of 2,380,952 units (the “Units”), at a price of $0.21 per Unit (the “Unit Price”), with each Unit consisting of (i) one share (the “Share,” and collectively, the Shares”) of its common stock, par value $.001 per share (“Common Stock”), and (ii) one warrant (the “Warrant,” and collectively, the “Warrants”) to purchase one-half of a share of Common Stock in substantially the form attached hereto as Exhibit A.  Each Warrant will represent the right to purchase one-half of a share of Common Stock at an exercise price of $0.273 per share of Common Stock (subject to adjustment as set forth in the Warrant). Units will not be issued or certificated. The Shares and Warrants are immediately separable and will be issued separately. The shares of Common Stock issuable upon exercise of the Warrants are referred to herein as the “Warrant Shares” and, together with the Units, the Shares and the Warrants, are referred to herein as the “Securities”).

(b)         The offering and sale of the Units (the “Offering”) are being made pursuant to (a) an effective Registration Statement on Form S-3, No. 333-151654 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”), including the Prospectus contained therein and dated June 11, 2010 (the “Base Prospectus”), (b) if applicable, certain “free writing prospectuses” (as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Act”)), that have been or will be filed, if required, with the Commission and delivered to the Investor on or prior to the date hereof  (the “Free Writing Prospectus”), containing certain supplemental information regarding the Units, the terms of the Offering and the Company and (c) a Prospectus Supplement (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”) containing only certain supplemental information regarding the Units and terms of the Offering that will be filed with the Commission and delivered to the Investor prior to the Closing (or made available to the Investor prior to the Closing by the filing by the Company of an electronic version thereof with the Commission).

2.           Closing.           The closing of the issuance and sale of the Units (the “Closing”) shall take place at 10:00 a.m. on October 14, 2010 (the “Closing Date”).  The Closing shall be held at the offices of the Company, 2600 Kelly Road, Suite 100, Warrington, Pennsylvania. At the Closing, (a) the Investor shall cause to be delivered to the Company via wire transfer of immediately available funds the purchase price of $500,000.00 for the Units (the “Purchase Price”) to an account specified to the Investor by the Company at least one business day prior to the Closing, (b) the Company shall cause the Company’s transfer agent (the “Transfer Agent”) to credit the Shares to which the Investor is entitled to the Investor’s balance account (through Merrill Lynch) with Depositary Trust Corporation through its Deposit/Withdrawal At Custodian (DWAC) system as indicated on Exhibit B, and (c) the Company shall cause the executed Warrants to be delivered to the Investor, registered in the name of the Investor or, if so indicated on Exhibit B, in the name of a nominee designated by the Investor.

3.           Conditions to Closing of the Company.  The Company’s obligations at the Closing are subject to: (i) the receipt by the Company of the Purchase Price, and (ii) the accuracy as of the Closing of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date.

4.           Conditions to Closing of the Investor.  The Investor’s obligations at the Closing are subject to the accuracy as of the Closing of the representations and warranties made by the Company and the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing Date.

5.           Representations of Investor.  The Investor hereby represents, warrants and agrees that:

(a)          The Investor has full power and authority to enter into, execute, deliver and perform this Agreement and all other agreements and instruments to be executed by the Investor in connection herewith.  All of such actions have been duly authorized by all necessary corporate action on the part of the Investor and no further approval or authorization by Investor’s shareholders or any other persons or entities are necessary to take such actions.  This Agreement constitutes the legal, valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other laws and subject to general principles of equity.

(b)         The Investor has legally available and sufficient funds to pay the Purchase Price at Closing.

(c)          The execution and delivery of this Agreement, the consummation of the Unit Purchase and all of the other transactions contemplated hereby will not result:

(i)           in a breach of any of the terms and provisions of or constitute a default under Investor’s articles of incorporation or bylaws, or any indenture, mortgage, deed or trust, or other agreement or instrument to which the Investor is a party; or

(ii)           in a violation of or default under any state or federal statute or any of the rules or regulations applicable to the Investor of any court or of any federal and state regulatory body or administrative agency.

(d)         The Investor has received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission) the Prospectus, which is a part of the Registration Statement, the documents incorporated by reference therein, and the Free Writing Prospectus (collectively, the “Disclosure Package”), prior to or in connection with the execution of this Agreement.  The Investor acknowledges that, prior to the execution of this Agreement, the Investor has also received certain additional information regarding the Offering (the “Offering Information”) by any means permitted under the Act, including the Prospectus Supplement, a Free Writing Prospectus and oral communications.  In connection with its decision to purchase the Shares, the Investor has received, and is not relying upon anything other than, the Disclosure Package and the documents incorporated by reference therein and the Offering Information.

(e)           The Investor (i) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities presenting an investment decision like that involved in the purchase of the Units, including investments in securities issued by the Company and investments in comparable companies, and (ii) has provided the required information on Exhibit B and such information is the true and correct as of the date hereof and will be true and correct as of the Closing Date. The Investor can afford the financial risk of an investment in the Securities.

(f)           Except as set forth below, (i) the Investor has had no position, office or other material undisclosed relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (ii) the Investor is not a member of the Financial Industry Regulatory Authority, Inc. or an Associated Person (as such term is defined under the NASD Membership and Registration Rules Section 1011) as of the Closing, and (iii) neither the Investor nor any group of investors (as identified in a public filing made with the Commission) of which the Investor is a part in connection with the Offering of the Securities, acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis.

(g)           The Investor understands that nothing in this Agreement, the Prospectus, the Disclosure Package, the Offering Information or any other materials presented to the Investor in connection with the transactions contemplated by this Agreement constitutes legal, tax or investment advice.  The Investor has consulted such legal, tax and investment advisors and made such investigation as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

(h)           Since 10 days before the date hereof, the Investor has not disclosed any information regarding the Offering to any third parties (other than its legal, accounting and other advisors) and has not engaged in any purchases or sales involving the securities of the Company (including, without limitation, any Short Sales (as defined below) involving the Company’s securities).  The Investor covenants that it will not engage in any purchases or sales in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.  The Investor agrees that it will not cover any short position in the Common Stock if doing so would be in violation of applicable securities laws.  For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act of 1934, as amended (the “Exchange Act”), whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

6.             Representations of the Company.  The Company hereby represents, warrants and agrees that:

(a)           The Company has full power and authority to enter into, execute, deliver and perform this Agreement and all other agreements and instruments to be executed by the Company in connection herewith.  All of such actions have been duly authorized by all necessary corporate action on the part of the Company and no further approval or authorization by the Company’s stockholders or any other persons or entities are necessary to take such actions.  This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other laws and subject to general principles of equity.

(b)           The execution and delivery of this Agreement, the consummation of the Unit Purchase and all of the other transactions contemplated hereby will not result:

 (i)           in a breach of any of the terms and provisions of or constitute a default under the Company’s certificate of incorporation or bylaws;

 (ii)           in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company pursuant to the terms or provisions of, or will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any indenture, mortgage, deed or trust, or other agreement or instrument to which the Company is a party; or

 (iii)           in a violation of or default under any state or federal statute or any of the rules or regulations applicable to the Company of any court or of any federal and state regulatory body or administrative agency.

(c)           Except for (i) applicable filings, if any, with the Commission pursuant to the Exchange Act and the Securities Act, (ii) filings with The Nasdaq Capital Market in connection with the listing of the Shares, and (iii) filings, if any, under state securities or “blue sky” laws, no consent, authorization or order of, or filing or registration with, any governmental authority is required to be obtained or made by the Company for the execution, delivery and performance of this Agreement or the consummation of the Unit Purchase and all of the other transactions contemplated hereby.

(d)           The Shares and the Warrants to be issued and sold by the Company to the Investor hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein will be duly and validly issued, fully paid and non-assessable. The Warrant Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided in the Warrants, will be duly and validly issued, fully paid and non-assessable. The Company has reserved a reasonably adequate number of authorized but unissued shares of Common Stock for issuance upon exercise of the Warrants and such shares shall remain so reserved (subject to reduction from time to time for Common Stock issued upon the exercise of the Warrants) as long as the Warrants are exercisable.

(e)           The Company has complied in all material respects with all applicable Laws, including securities laws, in connection with the offer, issuance and sale of the Securities hereunder.

(f)           The Registration Statement has been declared effective by the Commission and there is no stop order suspending the effectiveness of the Registration Statement.  The Company meets the requirements for the use of Form S-3 under the Act in connection with the offer, issuance and sale of the Securities hereunder.  The Registration Statement in the form in which it became effective and also in such form as it may be when any post-effective amendment thereto became effective and the Base Prospectus and any supplement or amendment thereto, including the Prospectus Supplement relating to the Units, when filed with the Commission under Rule 424(b) under the Act, complied (or will comply) as to form with the provisions of the Act and did not (or will not) at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Commission has not issued any order preventing or suspending the use of any Prospectus.

(g)         As of the Closing Date, the Registration Statement as supplemented by any post-effective amendment thereto and any prospectus supplements, including the Prospectus Supplement relating to the Units, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

7.           Survival.  Notwithstanding any investigation made by any party to this Agreement, all agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Agreement and the delivery to the Investor of the Shares and the Warrants.

8.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement or amendments thereto and of signature pages by facsimile transmission or by email transmission in portable document format, or similar format, shall constitute effective execution and delivery of such instrument(s) as to the parties and may be used in lieu of the original Agreement or amendment for all purposes.  Signatures of the parties transmitted by facsimile or by email transmission in portable document format, or similar format, shall be deemed to be original signatures for all purposes.

9.           Notices.  All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified mail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and (c) will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electronic confirmation of receipt and will be delivered and addressed as follows (or to such other address or addresses as may have been furnished by notice to the other party):

if to the Company, to:

Discovery Laboratories, Inc.
2600 Kelly Road
Warrington, PA  18976
Attention:  Legal Department
Facsimile:  215-488-9301

with copies to:

SNR Denton US LLP
Two World Financial Center
225 Liberty Street
New York, NY  10281-2699
Attention:  Ira L. Kotel, Esq.
Fax: 212-768-6800

if to the Investor, to:

PharmaBio Development Inc.
c/o Quintiles Transnational Corp.
4820 Emperor Blvd
Durham, NC 27703
Attn:  President
Facsimile:  (919) 998-2090

with copies to:

Smith, Anderson, Blount, Dorsett,
Mitchell & Jernigan, L.L.P.
2500 Wachovia Capitol Center
Raleigh, NC 27601
Attn: Christopher B. Capel
Facsimile: (919) 821-6800.

10.           Applicable Law.  This Agreement will be governed by, and construed in accordance with, the internal laws of the State of Delaware, as applied to contracts made and to be performed entirely within such State, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

11.           No Implied Rights or Remedies.  Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, other than the Company and the Investor, any rights or remedies under or by reason of this Agreement.

12.           No Waiver.  No failure on the part of any of the parties to this Agreement to exercise, no delay in exercising and no course of dealing with respect to, any right or remedy under this Agreement will operate as a waiver thereof.  No single or partial exercise of any right or remedy under this Agreement will preclude any other further exercise thereof or the exercise of any other right or remedy.

13.           Headings.  The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of this Agreement.

14.           Successors and Assigns.  This Agreement may not be assigned without the written consent of all of its parties; provided, however, that Investor may at any time following the Closing assign or transfer any of its rights or obligations under this Agreement to an affiliate.  This Agreement and all of its provisions shall be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns, heirs and legal representatives.

15.           Severability.  If any provision of this Agreement shall be invalid or unenforceable, the other provisions of this Agreement shall continue in full force, and the validity and enforceability of such other provisions shall not be adversely affected.

16.           Press Release.  The Company and the Investor agree that the Company shall, prior to the opening of the financial markets in New York City on the business day immediately after the date hereof, (i) issue a press release announcing the Offering, and (ii) file a Current Report on Form 8-K with the Commission, including a form of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

PHARMABIO DEVELOPMENT INC.

By:	/s/ John L. Bradley, Jr.
	Name:	John L. Bradley, Jr.
	Title:	Vice President

DISCOVERY LABORATORIES, INC.

By:	/s/ John G. Cooper
	Name:	John G. Cooper
	Title:	President and Chief Financial Officer

[Signature Page to Securities Purchase Agreement]

Exhibit A

Form of Warrant

See Exhibit 4.1 to Form 8-K

Exhibit B

1.	The exact name that your Shares and Warrants are to be registered in. You may use a nominee name if appropriate:	PharmaBio Development Inc.

2.	The relationship between the Investor and the registered holder listed in response to item 1 above:	Same

3.	The mailing address of the registered holder listed in response to item 1 above:	c/o Quintiles Transnational Corp.
4820 Emperor Blvd
Durham, NC 27703

4.	The Tax Identification Number of the registered holder listed in the response to item 1 above:	56-2019326

5.	Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained):	Merrill Lynch

6.	DTC Participant Number:	5198

7.	Name of Account at DTC Participant being credited with the Shares:	PharmaBio Development Inc.

8.	Account Number at DTC Participant being credited with the Shares:	8PW-07056